UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 22, 2012

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)

On May 22, 2012, Jim Judson resigned, effective as of June 29, 2012, as Interim Chief Financial Officer of Extreme Networks, Inc. (“Extreme Networks” or the “Company”). In connection with his resignation, Mr. Judson and the Company entered into a Resignation and Consulting Agreement (the “Consulting Agreement”), under which Mr. Judson agreed to assist the Company as a consultant during a transition period of not less than two months. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(b)

On May 22, 2012, Extreme Networks announced that Mr. John Kurtzweil will join the Company as Senior Vice President, Chief Financial Officer, effective as June 29, 2012. Mr. Kurtzweil has over 25 years of corporate finance and accounting experience and joins us from Cree, Inc., where he served as Executive Vice President, Finance and as Chief Financial Officer and Treasurer since 2006. Prior to Cree, Mr. Kurtzweil was Senior Vice President and Chief Financial Officer at Cirrus Logic, Inc. from 2004-2006.. Mr. Kurtzweil, who is a certified public accountant and certified management accountant, earned a MBA from the University of St. Thomas, and this B.A. in Accounting from Arizona State University.

In connection with Mr. Kurtzweil's appointment as Senior Vice President, Chief Financial Officer, on May 18, 2012, the Company entered into an offer letter agreement with Mr. Kurtzweil (the “Offer Letter”). Under the Offer Letter, Mr. Kurtzweil will be entitled to an annualized base salary of $385,000, less applicable withholding. In addition, commencing in fiscal 2012, Mr. Kurtzweil will be eligible to participate in the Company's executive incentive plan with an initial target of 50% of Mr. Kurtzweil's annualized base salary as then in effect.

Subject to the approval of the Compensation Committee, Mr. Kurtzweil will also receive a one-time option grant to purchase 350,000 shares of Extreme Networks' common stock, with an exercise price equal to the fair market value of the Company's common stock on the date of the grant (typically the second business day following the Company's release of quarterly financial results). The option will vest 25% on the first anniversary of his employment commencement date, and the remainder will vest monthly over the next three years, subject to Mr. Kurtzweil's continuous service to the Company. Mr. Kurtzweil will also receive a grant of 40,000 restricted stock units that will vest in three annual installments from his employment commencement date, subject to his continued employment by the Company.

The Company has agreed to enter into an executive change in control severance agreement with Mr. Kurtzweil in the form standard for the Company's executive officers, under which, in exchange for delivering a release of claims in favor of the Company, Mr. Kurtzweil will be entitled to 12 months of his salary as then in effect, a prorata payment of his bonus through the date of termination, and 12 months of medical benefits payments. Mr. Kurtzweil will be entitled to these benefits in the event of his termination by the Company other than for Cause, as defined in the Offer Letter. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1 Resignation and Consulting Agreement, dated May 22, 2012, between Extreme Networks, Inc. and Jim Judson
10.2 Offer Letter Agreement, executed May 18, 2012, between Extreme Networks, Inc. and John Kurtzweil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2012

EXTREME NETWORKS, INC.

By:	/s/ DIANE HONDA
Diane Honda
Vice President, General Counsel & Secretary